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                                                                 Exhibit 3(i)(b)

                              ARTICLES OF AMENDMENT
                      TO RESTATED ARTICLES OF INCORPORATION
                         OF OGLETHORPE POWER CORPORATION
                       (AN ELECTRIC MEMBERSHIP GENERATION
                           & TRANSMISSION CORPORATION)

                                       I.

            The name of the Corporation, which was organized under the Georgia Electric Membership Corporation Act, is "OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION CORPORATION)."

                                       II.

            The amendment adopted is to amend Article I of the Restated Articles of Incorporation of the Corporation to change the name of the corporation to "OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)" so that, as amended, Article I is as follows:

                                       'I.

            The name of the Corporation is "OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)."'

                                      III.

            The amendment was adopted by the Members of the Corporation at a special meeting held on November 11, 1996. The Member vote required to adopt the amendment was twenty (20), the number of Members present and entitled to vote on adoption of the amendment was thirty-eight (38), and the number of Members who voted for the amendment was thirty-eight (38).


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      DULY EXECUTED and delivered, under seal, by the undersigned as of March
11, 1997.


                                    OGLETHORPE POWER CORPORATION
                                    (AN ELECTRIC MEMBERSHIP
                                    GENERATION & TRANSMISSION
                                    CORPORATION)

      (CORPORATE SEAL)


                                    By:  /s/ T.D. Kilgore
                                         ---------------------------------------
                                          T.D. Kilgore
                                          President and Chief Executive Officer


                                    Attest: /s/ Patricia N. Nash
                                            ------------------------------------
                                             Patricia N. Nash
                                             Assistant Secretary


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